Exhibit 10.3

GUARANTY OF RECOURSE CARVEOUTS

THIS GUARANTY OF RECOURSE CARVEOUTS (this “Guaranty”) is executed as of May 10, 2017 by ENERJEX RESOURCES, INC., a Nevada corporation (“Guarantor”), for the benefit of CORTLAND CAPITAL MARKET SERVICES LLC, a Delaware limited liability company, having an address at 225 W. Washington St. 21st Floor, Chicago, Illinois 60606 (“Cortland”), acting in its capacity as agent (Cortland in such capacity, together with its successors and assigns in such capacity, “Agent”) for the ratable benefit of Agent and any Banks (as hereafter defined).

RECITALS

R-1.	Pursuant to that certain Second Amended and Restated Credit Agreement, dated as of even date herewith (as amended, modified or amended and restated from time to time, the “Credit Agreement”) by and among Enerjex Kansas, Inc. (f/k/a Midwest Energy, Inc.), a Nevada corporation, Black Raven Energy, Inc., a Nevada corporation, Working Interest, LLC, a Kansas limited liability company, Adena, LLC, a Colorado limited liability company, Kansas Holdings, LLC, a Delaware limited liability company and Black Sable Energy, LLC, a Texas limited liability company (collectively, the “Borrowers”), Agent and the several banks and financial institutions from time to time parties thereto (the “Banks”), Agent has agreed to administer and Banks have has agreed to make a loan to Borrowers in the principal amount of Four Million Five Hundred Thousand and No/100 Dollars ($4,500,000.00) (the “Loan”), which Loan is evidenced by one or more Amended and Restated Note(s), dated as of even date herewith, executed by Borrowers and payable to the order of Banks according to their respective ratable shares of the Loan (collectively, together with all extensions, renewals, modifications, substitutions and amendments thereof, the “Note”).

R-2.	Banks are not willing to enter into the Credit Agreement or otherwise extend (or be deemed to extend) credit to Borrowers unless Guarantor unconditionally guarantees payment and performance to Banks of the Guaranteed Obligations (as herein defined).

R-3.	Guarantor is the owner of a direct or indirect interest in each of the Borrowers, and Guarantor will directly benefit from Banks’ entering into the Credit Agreement and making the Loan to Borrowers.

AGREEMENT

NOW, THEREFORE, as an inducement to Bank to enter into the Credit Agreement and make (or be deemed to make) the Loan to Borrowers, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

ARTICLE I

NATURE AND SCOPE OF GUARANTY

1.1           Guaranty of Obligations. Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Agent and Banks and their respective successors and assigns the payment and performance of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor. This Guaranty shall terminate on the earlier of (a) the time that the Loan has been indefeasibly paid in full in cash and all obligations of Borrowers under the Loan Documents have been satisfied in cash, or (b) the date that is six (6) months after date that the Kansas Assets are assigned to Agent or its assignee under the Loan Documents.

1.2           Definitions. The following terms shall have the respective meanings set forth below. All other capitalized terms used herein and not otherwise defined, shall have the respective meanings assigned to them in the Credit Agreement.

“Guaranteed Obligations” means the obligations or liabilities of Borrowers to Agent and/or Banks for any loss, damage, cost, expense, liability, claim or other obligation incurred by Agent and/or Banks (including reasonable attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following:

(a)            fraud or material misrepresentation by any Borrower or Guarantor, or any Borrower's or Guarantor's Chief Executive Officer or any member of their respective Governing Bodies, in connection with the Loan, the Credit Agreement and the other Loan Documents; provided, however, that any fact or condition shall not be a material misrepresentation if it has been disclosed in a 8-K, 10-K or 10-Q of Guarantor filed with the U.S. Securities and Exchange Commission prior to May 1, 2017;

(b)            the bad faith, gross negligence or willful misconduct by any Borrower or Guarantor or any Borrower's or Guarantor's Chief Executive Officer or any member of their respective Governing Bodies, in connection with the Loan, the Credit Agreement and the other Loan Documents;

(c)            the breach any warranty or covenant contained in Section 2.08, 6.22, 6.26, 6.27 or 10.04 of the Credit Agreement;

(d)            any intentional physical waste of all or any portion of the Kansas Assets by any Borrower or Guarantor; and/or

(e)            the removal or disposal of any portion of the Kansas Assets after an Event of Default.

“Knowledge” means the actual knowledge of (a) Louis Schott, (b) the chief executive officer (or interim chief executive officer) of Guarantor (if not Louis Schott) and (c) each member of the Governing Body of Guarantor. Notwithstanding the foregoing, if there is an exception to a representation or warranty that is subject to a “Knowledge” qualifier, such exception shall not be deemed a breach of the representation or warranty if the exception was disclosed in any 8-K, 10-K, or 10-Q of Guarantor filed with the U.S. Securities and Exchange Commission prior to May 1, 2017.

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1.3           Nature of Guaranty. This Guaranty is an irrevocable, unconditional, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor. The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Agent or Banks with respect to the Guaranteed Obligations. This Guaranty may be enforced by Agent on behalf of itself and Banks and any subsequent holder of the Note and shall not be discharged by the assignment or negotiation of all or part of the Note. Nothing herein contained is intended to limit the guaranteed obligations under any other guaranty given by any party, including without limitation, Guarantor, with respect to the Loan.

1.4           Payment By Guarantor. If all or any part of the Guaranteed Obligations shall not be punctually paid when due by Borrowers, whether at demand, maturity, acceleration or otherwise, Guarantor shall, upon written demand by Agent accompanied by a reasonably detailed description of the basis for the demand and the amount due, and without any other presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity or any other notice whatsoever, pay within five (5) days after receipt of such demand in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Agent at Agent’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof. If the amount due on the Guaranteed Obligations is not paid to Agent as aforesaid within five (5) days after demand by Agent, the same shall bear interest at the Default Rate from the date of demand until the date all of the Guaranteed Obligations have been paid (which interest shall be included within the meaning of Guaranteed Obligations).

1.5           No Duty To Pursue Others. It shall not be necessary for Agent or Banks (and Guarantor hereby waives any rights which Guarantor may have to require Agent or Banks), in order to enforce the obligations of Guarantor hereunder, first to (i) institute suit or exhaust its remedies against Borrowers or others liable on the Loan or the Guaranteed Obligations or any other person, (ii) enforce Agent’s or Banks’ rights against any collateral which shall ever have been given to secure the Loan, (iii) enforce Agent’s or Banks’ rights against any other guarantors of the Guaranteed Obligations, (iv) join Borrowers or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (v) exhaust any remedies available to Agent or Banks against any collateral which shall ever have been given to secure the Loan, or (vi) resort to any other means of obtaining payment of the Guaranteed Obligations. Neither Agent nor Banks shall be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

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1.6           Waivers. Guarantor agrees it has read and is familiar with the provisions of the Loan Documents and hereby waives notice of (i) any loans or advances made by Agent or Banks to Borrowers, (ii) acceptance of this Guaranty, (iii) any amendment or extension of the Note, the Credit Agreement or of any other Loan Documents, (iv) the execution and delivery by Borrowers, Agent and Banks of any other loan or credit agreement or of Borrowers’ execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with the Property, (v) the occurrence of any breach by Borrowers or an Event of Default, (vi) Banks’ transfer or disposition of the Guaranteed Obligations, or any part thereof, (vii) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations, (viii) protest, proof of non-payment or default by Borrowers, or (ix) any other action at any time taken or omitted by Agent or Banks and, generally, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and the obligations hereby guaranteed.

1.7           Payment of Expenses. In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, immediately upon demand by Agent, pay Agent all costs and expenses (including court costs and reasonable attorneys’ fees) incurred by Agent in the enforcement hereof or the preservation of Agent’s and Banks’ rights hereunder. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.

1.8           Effect of Bankruptcy. In the event that pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law or any judgment, order or decision thereunder, Banks or Agent must rescind or restore any payment or any part thereof received by such Person in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Banks or Agent on Banks’ behalf shall be without effect and this Guaranty shall remain in full force and effect. It is the intention of Borrowers and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.

1.9           Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of Agent and/or Banks), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrowers or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise until the Loan has been indefeasibly paid in full and all obligations of Borrowers under the Loan have been satisfied.

1.10         Borrowers. The term “Borrowers” as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Borrowers or any interest in Borrowers, or any Person that becomes a “Borrower” as defined in the Credit Agreement) after the date hereof.

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1.11         Non-Recourse Guaranty of Obligations. In addition to, and separate and apart from, the guaranty in Section 1.1, Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Agent and Banks and their respective successors and assigns the payment and performance of the Obligations as and when the same shall be due and payable; provided that Guarantor’s obligations under this Section 1.11 shall be limited to Guarantor’s interest in the Kansas Assets (if any), such that Guarantor shall not be liable for cash payments or the transfer or assignment of any assets other than Kansas Assets to Agent, Banks, or any other Person in connection with Guarantor’s obligations under this Section 1.11.

ARTICLE II

EVENTS AND CIRCUMSTANCES NOT REDUCING
OR DISCHARGING GUARANTOR’S OBLIGATIONS

Guarantor hereby consents and agrees to each of the following and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

2.1           Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Note, the Credit Agreement, the other Loan Documents or any other document, instrument, contract or understanding between Borrowers and Agent and/or Banks or any other parties pertaining to the Guaranteed Obligations or any failure of Agent or Banks to notify Guarantor of any such action.

2.2           Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Banks or Agent on its behalf to Borrowers or any Guarantor.

2.3           Condition of Borrowers or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of any Borrowers, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrowers or Guarantor or any sale, lease or transfer of any or all of the assets of Borrowers or Guarantor or any changes in the shareholders, partners or members of Borrowers or Guarantor; or any reorganization of Borrowers or Guarantor.

2.4           Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations or any document or agreement executed in connection with the Guaranteed Obligations for any reason whatsoever, including without limitation the fact that (i) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (ii) the officers or representatives executing the Note, the Credit Agreement or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iii) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (iv) the Note, the Credit Agreement or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrowers or any other person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

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2.5           Release of Obligors. Any full or partial release of the liability of Borrowers on the Guaranteed Obligations or any part thereof, or of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to pay or perform the Guaranteed Obligations, or that Banks will look to other parties to pay or perform the Guaranteed Obligations.

2.6           Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

2.7           Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

2.8           Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations.

2.9           Merger. The reorganization, merger or consolidation of any of the Borrowers into or with any other Person.

2.10         Preference. Any payment by Borrowers to Agent and/or Banks is held to constitute a preference under bankruptcy laws or for any reason Agent or Banks are required to refund such payment or pay such amount to Borrowers or someone else.

2.11         Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce Agent to enter into the Loan Documents and Banks to enter into the Credit Agreement and extend credit to Borrowers, Guarantor represents and warrants to Agent and Banks as follows:

3.1           Benefit. Guarantor is an Affiliate of Borrowers, is the owner of a direct or indirect interest in Borrowers, and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

3.2           No Representation By Banks. Neither Agent nor Banks nor any other party has made any representation, warranty or statement to Guarantor in order to induce the Guarantor to execute this Guaranty.

3.3           Legality. To Guarantor’s Knowledge, the execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not and will not contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor. This Guaranty is a legal and binding obligation of Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.

3.4           Consents. To Guarantor’s Knowledge, no consent, approval, authorization or order of any court or Governmental Authority or other Person is required for the execution, delivery and performance by Guarantor of, or compliance by Guarantor with, this Guaranty or the consummation of the transactions contemplated hereby, other than those which have been obtained by Guarantor.

3.5           Tax Filings. To Guarantor’s Knowledge, Guarantor has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Guarantor. To Guarantor's Knowledge, its tax returns properly reflect the income and taxes of Guarantor for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

ARTICLE IV

COVENANT

Guarantor shall not engage in any dissolution or liquidation, or transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of Guarantor.

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ARTICLE V

SUBORDINATION OF CERTAIN INDEBTEDNESS

5.1           Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrowers to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrowers thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor Claims shall include without limitation all rights and claims of Guarantor against Borrowers (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Obligations. During the continuance of an Event of Default or the continuance of an event which would, with the giving of notice or the passage of time, or both, constitute an Event of Default, Guarantor shall not receive or collect, directly or indirectly, from Borrowers or any other party any amount upon the Guarantor Claims.

5.2           Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Guarantor as debtor, Agent shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Agent for the benefit of Banks. Should Agent receive, for application against the Guaranteed Obligations, any dividend or payment which is otherwise payable to Guarantor and which, as between Borrowers and Guarantor, shall constitute a credit against the Guarantor Claims, then, upon payment to Agent in full of the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Banks to the extent that such payments to Agent on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Agent had not received dividends or payments upon the Guarantor Claims.

5.3           Payments Held in Trust. In the event that, notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payment, claim or distribution which is prohibited by this Guaranty, Guarantor agrees to hold in trust for Agent an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to Agent, and Guarantor covenants promptly to pay the same to Agent.

5.4           Liens Subordinate. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrowers’ assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrowers’ assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Agent or Banks presently exist or are hereafter created or attach. Without the prior written consent of Agent, Guarantor shall not (i) exercise or enforce any creditor’s right it may have against Borrowers, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgage, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrowers held by Guarantor.

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ARTICLE VI

MISCELLANEOUS

6.1           Waiver. Except for the expiration of any applicable statute of limitations, no failure to exercise, and no delay in exercising, on the part of Agent and/or Banks, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Agent and Banks hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

6.2           Notices.         All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted, or desired to be given hereunder shall be in writing delivered by hand or reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 6.2. Any Notice shall be deemed to have been received: (a)  on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (b) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to Agent:

Cortland Capital Market Services LLC

225 W. Washington St. 21st Floor

Chicago, Illinois 60606
Attention: Maria Villagomez and Legal Department
Facsimile: (312) 376-0751

Electronic Mail: CPCagency@cortlandglobal.com and legal@cortlandglobal.com

with copies to:	Holland & Knight LLP 131 S. Dearborn St., 30th Floor Chicago, Illinois 60603 Attention: Joshua M. Spencer Facsimile: (312) 578-6666 Electronic Mail: joshua.spencer@hklaw.com

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If to Banks:	at their respective addresses set forth in the Credit Agreement

If to Guarantor:	EnerJex Resources, Inc. 4040 Broadway, Suite 508 San Antonio, Texas 78209 Attention: Louis Schott, Chief Executive Officer Electronic Mail: lgschott@hotmail.com

With a copy to:	Reicker, Pfau, Pyle & McRoy LP 1421 State Street, Suite B Santa Barbara, CA 93101 Attention: Michael E. Pfau Facsimile: (805) 966-3320 Electronic Mail: mpfau@rppmh.com

6.3           Governing Law; Submission to Jurisdiction. This Guaranty shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. Any legal suit, action or proceeding against Agent and/or Banks or Guarantor arising out of or relating to this Guaranty may at Agent’s and/or Banks’ option be instituted in any Federal or local court in the State of Texas and Guarantor waives any objections which it may now or hereafter have based on venue and/or forum non conveniens of any such suit, action or proceeding, and Guarantor hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding. Guarantor agrees that service of process mailed or delivered to Guarantor in the manner provided herein shall be deemed in every respect effective service of process upon Guarantor in any such suit, action or proceeding in the State of Texas.

6.4           Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

6.5           Amendments. This Guaranty may be amended only by an instrument in writing executed by the party or an authorized representative of the party against whom such amendment is sought to be enforced.

6.6           Parties Bound; Assignment; Gender. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the term “Guarantor” shall be deemed to include the successors and assigns of such Person, who shall be bound by the provisions of this Agreement, provided however that no obligation of Guarantor may be assigned except with the prior written consent of Agent. This Agreement shall inure to the benefit of Agent and Banks and their respective successors and assigns forever.

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6.7           Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

6.8           Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

6.9           Rights and Remedies. If Guarantor becomes liable for any Indebtedness owing by Borrowers to Banks, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Agent and Banks hereunder shall be cumulative of any and all other rights that Agent and/or Banks may ever have against Guarantor. The exercise by Agent of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

6.10         Entirety. This Guaranty and the Loan Documents to which Guarantor is a party embody the final, entire agreement of Guarantor, Agent and Banks with respect to Guarantor’s guaranty of the Guaranteed Obligations and supersedes any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof. This Guaranty is intended by Guarantor, Agent and Banks as a final and complete expression of the terms of the Guaranty, and no course of dealing between Guarantor, Agent and Banks, no course of performance, no trade practices, and no evidence of prior, contemporaneous or subsequent oral agreements or discussions or other extrinsic evidence of any nature shall be used to contradict, vary, supplement or modify any term of this Guaranty. There are no oral agreements between Guarantor, Agent and Banks.

6.11         Waiver of Jury Trial. THE PARTIES HERETO (AND AGENT, BY ACCEPTANCE HEREOF) IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM OR CONTROVERSY BETWEEN GUARANTOR AND AGENT, WHETHER ARISING IN CONTRACT, TORT OR BY STATUTE, INCLUDING CONTROVERSIES OR CLAIMS THAT ARISE OUT OF OR RELATE, DIRECTLY OR INDIRECTLY, TO THIS GUARANTY, OR ANY OTHER LOAN DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

6.12         No Oral Agreements. THE RIGHTS AND OBLIGATIONS OF THE GUARANTOR, AGENT AND BANKS SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PERSONS ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS GUARANTY, THE CREDIT AGREEMENT, AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY ANY BORROWER, AGENT, BANKS OR GUARANTOR (OR BY ANY BORROWER OR GUARANTOR FOR THE BENEFIT OF AGENT) REPRESENTS THE FINAL AGREEMENT BETWEEN SUCH PERSONS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THIS SECTION IS INCLUDED HEREIN PURSUANT TO SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, AS AMENDED FROM TIME TO TIME.

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6.13         Reinstatement in Certain Circumstances. If at any time any payment of the principal of or interest under the Note or any other amount payable by the Borrowers or Guarantor under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrowers or Guarantor or otherwise, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment has been due but not made at such time.

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EXECUTED as of the day and year first above written.

GUARANTOR:

ENERJEX RESOURCES, INC., a Nevada corporation

By:
Name:
Its: